1 WSFS Financial Corporation 4Q 2021 Investor Update January 2022 Exhibit 99.2

2 Forward Looking Statements: This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including ability to successfully integrate and fully realize the cost savings and other benefits of our recent acquisition of BMT and the uncertain effects of the COVID-19 pandemic and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the Company's Form 10-K for the year ended December 31, 2020, Form 10-Q for the quarter ended March 31, 2021, Form 10-Q for the quarter ended June 30, 2021, Form 10-Q for the quarter ended September 30, 2021, and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures: This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include core earnings per share (“EPS”), core net income, core return on equity (“ROE”), core efficiency ratio, pre-provision net revenue (“PPNR”), core PPNR, PPNR to average assets ratio, core PPNR to average assets ratio, core return on assets (“ROA”), core net interest income, core net interest margin (“NIM”), return on tangible common equity (“ROTCE”), core ROTCE, core fee revenue and core fee revenue as a percentage of total core net revenue. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendix. Forward Looking Statements & Non-GAAP Trade names, trademarks and service marks of other companies appearing in this presentation are the property of their respective holders.

3 Table of Contents Financial Highlights Page 4 2022 Outlook Page 5 Loan and Deposit Growth Page 7 Excess Liquidity Trends Page 8 Net Interest Margin Trends Page 9 Core Fee Revenue Trends Page 10 ACL Overview Page 11 WSFS Franchise and Markets Page 12 Lines of Business Page 20 Selected Financial and Performance Metrics Page 26 Capital Management Page 33 WSFS Mission, Vision, Strategy, and Values Page 36 Appendix: Reconciliation of Non-GAAP Financial Information Page 37

Financial Highlights

WSFS Financial Corporation

$ in millions (expect per share amounts)	4Q 2021 Reported	4Q 2021 Core[1]	FY 2021 Reported	FY 2021 Core[1]
EPS	$1.18	$1.04	$5.69	$5.63
ROA	1.45%	1.28%	1.82%	1.80%
Net Income[2]	$56.3	$49.9	$271.4	$268.5
PPNR[1]	$63.8	$55.6	$240.6	$236.0
PPNR %[1]	1.64%	1.43%	1.61%	1.58%
ROE	11.67%	10.34%	14.68%	14.52%
ROTCE[1]	16.96%	15.10%	21.56%	21.33%
NIM	3.10%	3.10%	3.23%	3.23%
Fee Revenue	$46.0	$46.0	$185.5	$180.7
Fee Revenue %[3]	29.8%	29.8%	29.9%	29.4%
Efficiency Ratio	58.5%	63.9%	61.0%	61.5%
ACL Ratio ex PPP	1.19%	1.19%	1.19%	1.19%
Bank CET1	15.11%	15.11%	15.11%	15.11%

2021 operating results reflect record net income; 4Q highlighted diversified revenue and improving credit metrics

4Q 2021 Highlights:

- Core ROA[1] of 1.28%, compared to 1.48% in 3Q 2021
- Core EPS[1] of $1.04, compared to $1.19 in 3Q 2021
- Net credit (recoveries) costs were ($8.2) million due to continued improvement in the economic outlook and portfolio credit quality trends
- Core fee revenue[1] increased $2.7 million (excluding impact of PPP), or 6% quarter-over quarter, led by Wealth and SBA loan sales offset by lower volumes in Mortgage refinance market
- The Board of Directors approved a quarterly cash dividend of $0.13 per share of common stock
- Received all required regulatory approvals for combination with BMT and closed the transaction on January 1, 2022

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.
[2] Attributable to WSFS
[3] Tax-equivalent

4

2022 Outlook – BMT Pro Forma & Assumptions

WSFS Financial Corporation

2021 Pro Forma Estimates[1]

Loans	Deposits
$11.5B	$17.3B

AUA/AUM[2]	Core Fees
$58B	$261M
Including AUM[2] of $12B	

Timeline

- BMT transaction closed on January 1, 2022
- Bank technology, branding, and branch conversion scheduled for the weekend of March 18, 2022
- Trust and Wealth integration is anticipated in late 2022 or early 2023

Cost Savings

- On track to meet or exceed 65% annual cost savings in 2022; full cost run-rate savings by 1Q 2023
- Reduction in total branch count by approximately 30% or 40 branches
  - 6 branches in January, 28 in March, and 6 by early 2023

Strategic Rationale

- Premier Trust and Wealth franchise; **6th largest[3] among full-service banks under $100B in assets nationwide**
- **Scale and cost synergies;** ~$190M deposits per branch expected after rationalization
- Diversified and significant fee revenue; **low to mid 30s[1]**
- **Full suite of over 25 products** across our lines of business; serving over **20% more Banking Households[4]**
- Larger Customer base adds scale and **accelerates investment in talent and Delivery Transformation**

[1] Amounts pro forma as of December 31, 2021; subject to finalization of purchase accounting and merger related estimates
[2] Assets under management (AUM) and Assets under administration (AUA)
[3] Ranked by gross revenue from fiduciary activities for FY2020; Source: S&P Global Market Intelligence
[4] Household total includes estimated pro forma Commercial and Retail Customers; as of December 31, 2021

5

6 3 2022 Outlook – Core Key Metrics Loan Growth2 Mid-to-high single digit growth excluding residential mortgage portfolio; Leasing and Consumer Partnership portfolio expecting double-digit growth; assumes reduction in loan payoff levels due to rate environment Deposit Growth2 Flat deposit growth; assumes continued levels of elevated customer liquidity Net Interest Margin Range of 3.15% - 3.20%; assumes three 25bp interest rate increases; approx. 7-11 bps of purchased loan accretion; 35-45 bps negative impact from elevated customer liquidity Fee Revenue Growth2 Mid single digit growth including reduction in overdraft fees, Durbin impact on BMT interchange, and loss of PPP fees; Cash Connect with double-digit growth; Trust and Wealth expected to grow mid-to-high single digits; rollout of Capital Markets across franchise; Fee Income Ratio in low-to-mid 30% Provision Costs $15-$25 million reflecting net loan growth and excluding the impact of ACL attributable to the acquisition of the BMT loan portfolios Efficiency Ratio Low 60s driven by phasing in of BMT cost synergies and continued talent and Delivery Transformation investments; 4Q Efficiency Ratio expected in the high 50s Tax Rate Approximately 24% 2022 Core Outlook1 Outlook FY Core ROA range of 1.05% - 1.15%; 4Q of 1.20% +/- ; Resulting from franchise growth, BMT cost synergies, continued investments in talent and technology 1 The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates with a reasonable degree of accuracy 2 Growth rates from pro forma 2021 combined WSFS and BMT

Loan and Deposit Growth

WSFS Financial Corporation

Significant excess Customer liquidity continues due to strong Customer relationships across all business lines; Elevated payoffs offsetting record new loan originations

Loans - 4Q 2021 vs 3Q 2021 and 4Q 2020

($ in millions)	Dec 2021	Sep 2021	Dec 2020	4Q21 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
C & I Loans	$3,240	$3,194	$3,299	$46	6%	($59)	(2%)
PPP Loans	$31	$67	$751	($36)	(213%)	($720)	(96%)
Commercial Mortgages	$1,882	$1,988	$2,086	($106)	(21%)	($204)	(10%)
Construction Loans	$687	$763	$716	($76)	(40%)	($29)	(4%)
Commercial Leases	$352	$317	$249	$35	44%	$103	41%
Total Commercial Loans	**$6,192**	**$6,329**	**$7,101**	**($137)**	**(9%)**	**($909)**	**(13%)**
Residential Mortgage (HFS/HFI/Rev Mgt)	$649	$654	$955	($5)	(3%)	($306)	(32%)
Consumer Loans	$1,159	$1,118	$1,166	$41	15%	($7)	(1%)
Total Gross Loans	**$8,000**	**$8,101**	**$9,222**	**($101)**	**(5%)**	**($1,222)**	**(13%)**
Residential Mortgage (HFI)	*$543*	*$575*	*$764*	*($32)*	*(22%)*	*($221)*	*(29%)*
Student Loans Acquired from BNCL	*$109*	*$111*	*$117*	*($2)*	*(7%)*	*($8)*	*(7%)*
Auto Loans Acquired From BNCL	*$6*	*$8*	*$22*	*($2)*	*(99%)*	*($16)*	*(73%)*
Participation portfolios (CRE) from BNCL	*$27*	*$36*	*$98*	*($9)*	*(99%)*	*($71)*	*(72%)*
Leveraged Loans (C&I) from BNCL	*$0*	*$0*	*$12*	*$0*	*0%*	*($12)*	*(100%)*
Total Run-Off Portfolios	***$685***	***$730***	***$1,013***	***($45)***	***(24%)***	***($328)***	***(32%)***
Gross Loans ex Run-Off Portfolios	**$7,315**	**$7,371**	**$8,209**	**($56)**	**(3%)**	**($894)**	**(11%)**
PPP Loans	*$31*	*$67*	*$751*	*($36)*	*(213%)*	*($720)*	*(96%)*
Gross Loans ex Run-Off & PPP Portfolios	**$7,284**	**$7,304**	**$7,458**	**($21)**	**(1%)**	**($175)**	**(2%)**

Deposits - 4Q 2021 vs 3Q 2021 and 4Q 2020

($ in millions)	Dec 2021	Sep 2021	Dec 2020	4Q21 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
Noninterest Demand	$4,565	$4,134	$3,415	$431	41%	$1,150	34%
Interest Demand Deposits	$2,793	$2,845	$2,636	($52)	(7%)	$157	6%
Savings	$1,971	$1,942	$1,774	$29	6%	$197	11%
Money Market	$2,906	$2,772	$2,654	$134	19%	$252	10%
Total Core Deposits	**$12,235**	**$11,693**	**$10,479**	**$542**	**18%**	**$1,756**	**17%**
Customer Time Deposits	$989	$1,035	$1,159	($46)	(18%)	($170)	(15%)
Total Customer Deposits	**$13,224**	**$12,728**	**$11,638**	**$496**	**15%**	**$1,586**	**14%**

- Commercial run-off portfolios acquired from Beneficial Bancorp Inc. are down to $27 million; remaining run-off portfolio is primarily residential mortgage
- PPP loans decreased $36 million from 3Q 2021 due to forgiveness
- Total core deposits increased $542 million during 4Q 2021 primarily due to higher Corporate Trust deposits

7

8 Excess Liquidity Impact and Management Investment portfolio expansion continues as loan paydowns more than offset pre-COVID new origination levels Commercial Portfolio: Net New Loan Originations ($mm)1 Commercial Portfolio Highlights • New Commercial loan originations of $477 million driven by continued growth in pipeline and increase in line utilization rate • New loan originations above pre-COVID levels • 4Q paydowns and payoffs includes over $80 million from four significant C&I Customers, who sold all or part of their businesses prior to year-end Investment Portfolio Highlights • Optimizing excess liquidity, shifting cash to securities and reducing wholesale borrowings • 101% YoY investment portfolio increase • 93% YoY wholesale borrowings decrease • Consistent with our existing Investment portfolio strategy, purchasing high-quality US Agency mortgage- backed securities 1 Includes new loans, existing new funding, Commercial runoff portfolio, paydowns, and payoffs. Excludes reclasses, purchase accounting mark/unearned changes, PPP loans, or Commercial leases $429 $467 $256 $372 $359 $338 $434 $398 $477 $(512) $(451) $(450) $(442) $(464) $(446) $(428) $(509) $(636) $(800) $(600) $(400) $(200) - $200 $400 $600 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 New Loans Originated Paydown/Payoffs $1,945 $1,945 $1,945 $1,945 $1,945 $1,945 $1,945 $1,945 $1,945 $0 $103 $250 $390 $584 $1,043 $1,422 $2,298 $3,260 $2,079 $2,182 $2,323 $2,449 $2,641 $3,091 $3,462 $4,335 $5,296 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Investment Expansion ($mm) Munis Agency MBS & Debentures Agency MBS & Debenture growth Total Portfolio

9 0.21% 0.14% 0.11% 0.10% 0.09% 4.39% 4.30% 4.20% 4.16% 4.23% 3.0% 3.2% 3.4% 3.6% 3.8% 4.0% 4.2% 4.4% 0.0% 0.2% 0.3% 0.5% 0.6% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Lo an Y ie ld (% ) Cu st om er D ep os it Co st (% ) Total Deposit Cost Total Loans Ex PPP/PAA Yield 3.36% 3.10% 2.91% 2.82% 2.90% 0.51% 0.37% 0.24% 0.18% 0.19% 0.06% 0.12% 0.08% 0.05% 2.00% 2.25% 2.50% 2.75% 3.00% 3.25% 3.50% 3.75% 4.00% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 NIM Ex PAA/PPP PAA PPP 0 Negative Excess Liquidity Impact on NIM3 Net Interest Margin Trends NIM impacted by significant customer liquidity, balance sheet mix, and low funding costs 3.93% 3.59% Average Deposit Cost1 and Loan Yield2 1 Includes non-interest and interest-bearing; interest-bearing deposits include demand, money market, savings, and customer time deposits 2 Average total loans yield excludes PAA and PPP 3 Excess Liquidity includes Cash in excess of $50 million and expansion of the Investment Portfolio 21 3.23% 3.05% 3.10% 0.21% 0.39% 0.50% 0.61% 0.60% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021

10 $13 $12 $12 $11 $13 $10 $10 $11 $11 $11 $14 $15 $16 $16 $18 $7 $9 $4 $6 $5 $- $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Co re F ee R ev en ue E xc lu di ng P PP ($ m m ) Banking Cash Connect Trust & Wealth Mortgage 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 Core Fee (non-interest) revenue / core net revenue. This is a non-GAAP financial measure; see Appendix for reconciliation to GAAP financial information. 3 Core Fee (non-interest) revenue / core net revenue excluding PPP net interest income and fee revenue. This is a non-GAAP financial measure; see Appendix for reconciliation to GAAP financial information. 4 Banking includes deposit service charges, SBA loan sales, loan and lease fees, credit and debit revenue, and other banking related fees • Well-diversified with over 20 discrete lines of business and products within our three core segments: Banking, Wealth, and Cash Connect® • Provides earnings stability through interest rate and credit cycles, and economic environments • Excluding PPP, 4Q 2021 increased $2.7 million, or 6.1%, compared to 3Q 2021 • 4Q 2021 decreased $2.6 million, or 6.0%, compared to 4Q 2020, ex PPP • Year-over-year, Mortgage is lower mainly due to the interest rate environment and impact on the refinance market Core Fee Revenue1 Trends Diversified business model drives Core Fee Revenue strength 4 Core Fee Revenue % (excluding PPP)327.9% 30.2% 30.0% 29.9% Core Fee Revenue % (including PPP)226.1% 29.4% 29.1% 29.3% 29.8% 30.0%

11 $0 $20 $40 $60 $80 $100 $120 9/30/2021 Economic Impact Portfolio Migration/Other Net Loan Growth 12/31/2021 3% 4% 5% 6% 7% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 3Q21 Forecast 4Q21 Forecast Coverage Ratio 1 Source: Oxford Economics as of December 2021 2 Hotel loan balances are included in the C&I and Construction segments 3 Excludes impact of PPP loans ACL Overview ACL by Segment3 Full-Year GDP forecast of 5.5% in 2021 and 4.4% in 20221 Full-Year Unemployment forecast of 5.4% in 2021 and 3.8% in 20221 4Q 2021 ACL Commentary 1.30%3 1.19% GDP Growth by Quarter Unemployment by Quarter Economic Forecast Impact • Coverage ratio of 1.19% and 1.43% including estimated remaining credit mark on the acquired loan portfolio • ACL declined $10 million in 4Q 2021 driven by: • No remaining impact of economic forecast • Continued stable credit trends driving upgrades to previous criticized and classified problem assets 4Q 2021 ACL ($mm) -5% 0% 5% 10% 15% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 3Q21 Forecast 4Q21 Forecast -$7 $1053 $95 -$7 $4 ($ millions) $ % $ % $ % C&I2 $142.4 7.32% $59.3 3.22% $44.0 2.33% Construction2 $12.2 1.70% $2.1 0.28% $1.9 0.28% CRE Investor $31.1 1.49% $13.2 0.67% $11.6 0.62% Owner Occupied $9.6 0.72% $4.9 0.37% $4.6 0.34% Leases $8.5 3.41% $6.6 2.07% $6.0 1.70% Mortgage $6.9 0.90% $3.0 0.52% $3.4 0.62% HELOC & HEIL $11.0 1.35% $10.5 1.33% $10.7 1.33% Installment - Other $3.8 4.64% $2.4 2.75% $2.4 4.21% Other $3.3 0.87% $2.9 0.87% $9.9 2.58% TOTAL $228.8 2.73% $104.9 1.30% $94.5 1.19% December 31, 2020 September 30, 2021 December 31, 2021

12 WSFS Franchise and Markets

The WSFS Franchise – Strategic Opportunity

WSFS Financial Corporation

At $15.8 billion in assets at 12/31/21, WSFS fills a long-standing service gap in our market between larger regional/national banks and smaller community banks

MSA: Philadelphia-Camden-Wilmington[1]

	2021			
# Institution Name	**Net Deposits ($mm)**	**Market Share %**	**Deposits / Branch ($mm)**	**Branch Count**
1 Wells Fargo Bank	$37,368	15.6%	$218.5	171
2 TD Bank	$31,979	13.4%	$249.8	128
3 PNC Bank	$28,909	12.1%	$200.8	144
4 Bank of America	$24,977	10.4%	$312.2	80
5 Citizens Bank	$20,244	8.5%	$127.3	159
6 M&T Bank	$16,171	6.8%	$414.6	39
7 Santander Bank	$11,793	4.9%	$168.5	70
8 WSFS Bank	**$11,199**	**4.7%**	**$147.4**	**76**
9 Truist Bank	$5,438	2.3%	$74.5	73
10 Univest Bank and Trust	$4,796	2.0%	$177.6	27
11 Fulton Bank	$4,420	1.8%	$88.4	50
12 Republic First Bank	$4,250	1.8%	$151.8	28
13 Firstrust Savings Bank	$4,159	1.7%	$244.7	17
14 Bryn Mawr Trust	**$3,978**	**1.7%**	**$102.0**	**39**
15 KeyBank	$2,732	1.1%	$75.9	36
76 Remaining Institutions	*$26,963*	*11.3%*	*$76.6*	*352*

Regional Highlights[2]

- 4th largest metro in the Northeast –$455 billion regional economy
- 7th largest MSA population in the U.S.
- 4th largest depository MSA in the U.S.

WSFS Highlights[1]

- **17% YOY improvement in deposits per branch**
- **16% YOY deposit growth**
- **Largest deposit market share of locally headquartered banks by over 2x**

[1] Sources: FDIC and S&P Global Market Intelligence. Market Share data excludes brokered deposits as defined by FDIC, credit unions, and non-traditional banks (e.g. credit card companies); as of June 30, 2021. Philadelphia-Camden-Wilmington MSA (includes Cecil County, MD). Also excludes TD Banks's 2035 Limestone Rd Wilmington, DE location

[2] Sources: U.S Bureau of Economic Analysis, U.S. Census Bureau, Select Greater Philadelphia Council, U.S Bureau of Labor Statistics. Philadelphia-Camden-Wilmington MSA (includes Cecil County, MD)

13

The WSFS Franchise[1]

WSFS Financial Corporation

Founded in 1832, WSFS is one of the ten oldest banks in the U.S.[2]

Largest independent bank & trust company HQ in Delaware-Greater Philadelphia region

- $15.8 billion in assets
- $34.6 billion in combined AUA[3] and AUM[3], including $2.6 billion in AUM[4]
- 112 offices, including 89 branches
- One of largest ATM networks in our market with 609 branded-ATMs

Major Business Lines

Commercial	Retail	Mortgage	*Regional Presence*
Wealth Mgmt.	Cash Connect®	NewLane Equipment Leasing	*National Presence*



Pennsylvania
New Jersey
Maryland
Delaware
NY
CT
New York
NJ
PA
Philadelphia
Baltimore
Washington, D.C.
MD
DE
VA

[1] As of 12/31/2021
[2] Continuously operating under the same name
[3] AUA represents Assets Under Administration and AUM represents Assets Under Management
[3] AUM includes advisory businesses (West Capital Management, Cypress Capital Management, and WSFS Wealth Investments)

14

15 ~10-20% higher income than the U.S. overall 1 Bureau of Labor Statistics, as of November 2021: Employees on nonfarm payrolls by industry supersector; Philadelphia-Camden-Wilmington MSA; not seasonally adjusted 2 Unemployment rate for the Philadelphia-Camden-Wilmington MSA, as of November 2021. Not seasonally adjusted 3 U.S. Census Bureau: 2019 American Community Survey; Philadelphia-Camden-Wilmington MSA 4 Bureau of Labor Statistics, as of May 2019: Occupational Employment and Wages, Philadelphia-Camden-Wilmington, MSA Diversity of industries drives stable and favorable employment and economic growth in our markets Regional Employment Composition1 Regional Statistics3 The WSFS Franchise - Our Markets Philadelphia-Camden-Wilmington MSA Over 4% of U.S. within branch network 6.1M Population 2.3M Households 2.5M Housing Units $40.9K Per Capita Income $264K Median Home Value ~10% higher household value than the U.S. overall 38.9 Median Age 67% Housing Owner Occupied 4.6% Unemployment2 • 69% improvement since 2Q 2020 peak Purchasing power vs. US Avg Income $27.69 Mean Hourly Wage4 $74.5K Median Home Income Manufacturing 6% Trade, Transportation & Utilities 20% Financial Activities 7% Professional & Business Services 16% Educational & Health Services 24% Leisure & Hospitality 8% Other 8% Government 11%

16 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information Note: GAAP ROA is the following: 2019 – 1.30%, 2020 – 0.87%, and 2021 – 1.82% The WSFS Franchise – Growth & Performance M ill io ns

17 Partnering with industry leaders for product diversification, knowledge, and technology best-practices The WSFS Franchise – Strategic Partnerships Timeline 2013 – Current 2015 – 2017 2016 – Current 2017 – 2021 2020 – Current 2021 - Current Business Summary Digital lending platform that specializes in student loans and student loan refinancing Mobile multi- currency account for people who live, work, or travel across borders Digital mortgage solution specializing in home equity, refinancing, cash out, and home purchase loans Online personal finance company with a full suite of products High-tech and premium everyday card spending experience Digital AI lending platform specializing in personal loans Financial Interest Consumer Loans Equity Position and Deposits Equity Position and Consumer Loans Equity Position and Deposits Equity Position, Deposits, and Credit Cards Consumer Loans Strategic Rationale • Generates student loans for Consumer portfolio • Knowledge of technology-based platforms and processes • Cross-sell opportunities within our footprint • Knowledge of Fintech space • Generated low-cost deposits and fee income Successful Sale • Generates home equity loans for Consumer portfolio • Knowledge of technology-based lenders • Knowledge of Fintech space • Generated low-cost deposits and fee income • Supported their checking account Successful IPO • Generates low-cost deposits and fee income • Knowledge of Millennial Customer segment for cross- sell opportunities • Knowledge of Fintech space • Digitize our unsecured personal loan product • Acquire new in- footprint customers • Cross-sell opportunities within our footprint

18 • Maximizing data-driven analytics to deliver personalized campaigns leading to customer acquisitions • Implementing Salesforce© for improved 360-degree views of Customers for cross-sell opportunities • Lower new customer acquisition cost while improving Net Promoter Score Optimization of our physical footprint driving accelerating investments into our digital capabilities, consistent with our brand, to provide best-in-industry solutions and better serve Customers Delivery Transformation • Redesigning the account opening process focused on the Customer Experience • Delivering a true omnichannel experience that reduces application time and processing requirements • Improving synergies with marketing campaigns and reduced physical signatures • Digital documentation and retention • Improving AML and fraud detection success through Verafin© • Incorporating robotic processing automation into organization design reducing manual turnaround times and decreasing cost • Creating a flexible technology stack for future growth and broader capabilities Identify & target new Customers Enable our Customers to bank as they want Transforming for the evolving digital age OneWSFS Identify & Target Enable Customers Transform $13.3M 2021 Net Investment $15.0M 2022 Expected Net Investment

19 #1 “Top Bank” in Delaware nine years in a row; The News Journal “Soaring 76’s Fastest Growing Companies”; Philadelphia Business Journal “President’s Award for Business Excellence and Best Community Involvement”; DE Small Business Chamber “Best of Biz” for Business Banking; South Jersey Magazine “1st Ranked Bank in Delaware”; Forbes “Best Board and Technology Strategy”; Bank Director 1 Per Bloomberg; closing price as of December 31, 2021 Recognitions and Total Shareholder Returns “Top Workplace” fifteen years in a row and #2 in 2021; The News Journal “Top Workplace” seven years in a row; Inquirer.com 10th Ranked Bank in America for 2021; Forbes 2021 Gallup Exceptional Workplace Award; Gallup Organization Engaged Associates, living our culture, making a better life for all we serve Total Shareholder Returns1 “4th Ranked Bank Overall”; Bank Director 2021 Annual World's Best Banks honoree; Forbes 1 Year 3 Year 5 Year 7 Year 10 Year WSFS 12.9% 37.2% 14.0% 109.2% 359.7% KBW Bank 38.3% 68.9% 64.8% 112.9% 326.6% SNL U.S. Bank > $10B 70.8% 21.4% 97.2% 89.7% 203.7% NASDAQ Bank 42.9% 64.4% 45.3% 118.3% 285.2% S&P 500 28.7% 100.3% 133.3% 164.8% 362.1% 0% 50% 100% 150% 200% 250% 300% 350% 400% 1 Year 3 Year 5 Year 7 Year 10 Year

20 Lines of Business

21 35 41 37 6 6 6 15 15 13 19 17 17 5 7 5 - 20 40 60 80 100 2019 2020 2021 Relationship Managers3 Business Banking Middle Market CRE Small Business SBA Lending Disciplined Credit and Underwriting Philosophy • Conservative lending and concentration limits • CRE1: 300% limit; 176% actual • Construction2: 100% limit; 58% actual • Concentration limits by industry, CRE, project and individual borrower • House Limit: $100 million at 12/31/2021 (No Relationships Exceed) • 5 relationships >$50 million Business Banking Middle Market Comm. Real Estate Small Business SBA Lending Revenues: $3 million - $20 million+ Revenues: $20 million-$150 million Revenues: N/A Revenues: $250,000 - $5 million+ Profit: Up to $5 million Loan Exposure: $1 million – $15 million+ Loan Exposure: $5 million – $30 million+ Loan Exposure: $3 million – $30 million+ Loan Exposure: up to $1.5 million Loan Exposure: up to $5 million Average Relationship Exposure: $2.4 million Average Relationship Exposure: $5.9 million Average Relationship Exposure: $8.4 million Average Loan Exposure: $0.2 million Average Loan Exposure: $0.2 million 37 Relationship Managers 6 Relationship Managers 13 Relationship Managers 17 Relationship Managers 5 Relationship Managers Local, relationship-focused lending including cash management, wealth management, and private banking services 1 Defined as the sum of CRE and Construction (excluding owner occupied) exposures divided by the sum of Tier 1 Capital and ACL; as of 12/31/21 2 Defined as Construction (excluding owner occupied) exposure divided by the sum of Tier 1 Capital and ACL; as of 12/31/21 3 As of 12/31 each year Commercial Banking 78 86 80

22 Branch & ATM Network Digitally Active Banking Lending Mortgage Locations across Delaware, southeastern Pennsylvania and southern New Jersey Over 131K digitally active Customers, which includes active online banking and mobile users Providing Customers with a wide range of options to make banking simple, intuitive and seamless Meeting Customers’ borrowing needs through in-house originations and strategic partnerships Offering a full range of mortgage products with national capabilities, world-class service and local-decision making Operates universal banking model to maximize staffing efficiencies while providing a superior Customer experience Highly rated mobile banking application that provides a range of functionality including WSFS SnapShot Deposit, Zelle®, MyWSFS and WSFS Mobile Cash Deposit Products: • Noninterest DDA • Interest DDA • Savings • Money Market • Time Deposits Consumer Loan Products: • Installment • HELOC • Personal Lines • Credit Cards • Student Loans Significant contributor to fee revenue through our originate and sell mortgage model 1 As of 12/31/2021 2 Completed by the Gallup Organization; as of December 31, 2021 3 Excludes Brokered Deposits; as of December 31st of each year Relationship-focused community banking model with 89 banking offices & 609 ATMs1 Retail Banking Customer engagement survey places WSFS at the 71st percentile2 63% of WSFS Customers surveyed rated us a “5” out of 5, saying “WSFS is the perfect bank for people like me”2 Customer Engagement Average Customer Deposits Per Branch ($mm)3 $99 $131 $149 $- $20 $40 $60 $80 $100 $120 $140 $160 4Q 2019 4Q 2020 4Q 2021

23 WSFS Wealth 1 AUM includes advisory businesses (West Capital Management, Cypress Capital Management, and WSFS Wealth Investments) 2 As of December 31st of each year Financial Highlights 4Q 2021 total revenue of $22.5 million 4Q 2021 pre-tax income of $23.4 million $34.6 billion in combined Assets Under Management and Administration, including $2.6 billion in AUM1 at 12/31/2021 Total AUM and AUA2 $20.7 $24.2 $34.6 $- $5 $10 $15 $20 $25 $30 $35 $40 4Q 2019 4Q 2020 4Q 2021 Bi lli on s

24 • Oldest and second largest vault cash provider in the ATM industry - approximately $1.7 billion in vault cash supplied or supported at 12/31/2021 • Approximately 34,000 non-bank ATMs & retail safes in all 50 states1 • ~9,100 devices utilizing armored car management and/or cash forecasting1 • Support over 70 ATM ISOs and ~1,100 deposit safe customers with over 6,200 safes1 • Supports over 6001 branded ATMs for WSFS Bank; one of the largest networks in our footprint • $11.0 million in net revenue (fee revenue less funding costs) and $2.4 million in pre-tax income in 4Q 2021 • 4Q 2021 ROA of 1.54% • 5-year CAGR2 for net revenue of 10.3% • 5-year growth in dollars managed of 56%2 1 As of 12/31/2021 2 5 years ending 12/31/2021 3 As of December 31st of each year ATM Vault Cash “Bailment” Smart Safes Armored Carrier Management Cash Forecasting & Reconcilement Services Loss Protection Fees WSFS Branded ATMs Leading National Provider of Cash Logistics and Services Cash Connect® An innovation center for the company, both expanding core ATM offerings and additional payment, processing and software-related activities (i.e., launched WSFS Mobile Cash) Dollars Managed ($mm)3 $1,362 $1,557 $1,691 $0 $400 $800 $1,200 $1,600 $2,000 4Q 2019 4Q 2020 4Q 2021

25 NewLane Finance Background: • Co-founded in 2017 by industry veterans, each with over 20 years of experience1 Market Size: • Micro & Small Ticket Equipment Leasing is a $100 billion segment with over 100 thousand equipment dealers and 31 million small businesses nationwide Product Offering: • Lease/Loan to finance business critical equipment • Deal size ranges from $3K - $500K; average deal size approximately $30K • Yields range 4%-29% with terms 12-72 months • Stable credit default risk and minimal residual exposure Vendor Relationship Model Small and Mid-Size Business Market Focus Advanced Technology Platform Superior Customer Experience Simple, Fast and Convenient Offer Attractive Risk Adjusted Margins Micro & Small Ticket Commercial Equipment Financing Value Proposition: • Provide a better lending experience through advanced technologies, customer-centric approach and transparent business lending practices • Deliver simple, fast, & competitive financing solutions 1 Co-founders built Marlin Business Services from a start-up to a publicly-traded company (Nasdaq: MRLN) $111 $135 $208 $- $50 $100 $150 $200 $250 2019 2020 2021 FY Leasing Originations ($mm)

26 Selected Financial and Performance Metrics

27 Time 7% Non-interest DDA 35% Money Market & Savings 37% Interest DDA 21% Customer Deposits increased $496 million in 4Q 2021, primarily due to higher Corporate Trust deposits Balance Sheet Composition at December 31, 2021 C&I 41% CRE 24% Construction 9% Commerical Leasing 4% Residential Mortgage 8% Consumer 15% Investments 34% Cash Connect 3% Other Non- Earning Assets 13% Net Loans (ex PPP) 50% • Commercial loans comprise 73% of the gross loan portfolio, excluding PPP • $14.5 million credit card exposure Equity 12% Customer Deposits 84% Investments are composed of high quality, marketable investment grade securities with low credit risk and more than 95% in Agency MBS and Agency Notes 1 Excludes $31.5 million of PPP loans at December 31, 2021 2 Excludes brokered deposits $15.7B Assets $7.9B Net Loans Asset Composition (ex PPP)1 16% YOY Asset Growth Funding Composition $13.2B Deposits2 60% Loan-to-Deposit 14% YOY Deposit Growth Other Borrowings 2% Other Liabilities 2% Consumer 46%Wealth & Trust 13% Commercial 26% Small Business 15% Other 0% Deposits By LOB2

28 Customer Deposit Costs 1 Interest-bearing deposits include demand, money market, savings, and customer time deposits • Disciplined funding cost- management through interest rate cycles while supporting Customer and deposit retention • 93% total Customer deposits represent Core in 4Q 2021 • In 4Q 2021, no and low- interest DDA accounts (WAC 3 bps) represent 56% of Customer deposits • Total Customer deposit costs are below Great Recession lows 1 1 0.26% 0.28% 0.37% 0.65% 0.82% 0.47% 0.16% 0.19% 0.21% 0.27% 0.47% 0.62% 0.35% 0.11% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% - 2.0 4.0 6.0 8.0 10.0 12.0 14.0 2015 2016 2017 2018 2019 2020 2021 Bi lli on s Interest-bearing Noninterest-bearing Interest-bearing cost Total deposit cost

29 $37 $40 $55 $48 $49 $43 $51 $51 $41 $43 $36 $41 $44 $50 $63 $6 $6 $11 $30 $23 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2017 2018 2019 2020 2021 To ta l C or e 1 Fe e Re ve nu e $ in M ill io ns Bank Segment Cash Connect Trust & Wealth Mortgage 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 %s represent core fee (noninterest) revenue / total net revenue Note: GAAP Fee Revenue is the following: 2019 – $188.1M, 2020 - $162.5M, and 2021 - $185.5M; GAAP Fee Revenue/Total Net Revenue is the following: 2019 – 30%, 2020 – 30%, and 2021 – 30% • Core Fee revenue is well diversified with over 20 discrete products and services within our lines of business 2021 Notables: • Trust & Wealth increase driven by Institutional Trust growth • Mortgage declined due to lower levels of refinance originations from historically high levels • Strong historical growth in each segment; 5-year CAGR (2017-2021): • Trust & Wealth: 19% • Cash Connect: 4% • Bank: 8% • Total: 12% Diversified and Robust Core Fee Revenue 27%2 27%2 36%2 36%2 29%2

30 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 Delinquencies Govt. Guaranteed Student Loans 0.59% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 0.0% 0.2% 0.4% 0.6% 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 10% 20% 30% 40% 50% 60% 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 Classified Loans Criticized Loans Delinquencies1 / Gross Loans Net Charge-Offs2 1 Includes non-accruing loans 2 Ratio of quarterly net charge-offs to average gross loans Criticized & Classified Loans / Tier-1 + ACL NPAs / Total Assets 0.21% 0.12% Credit Metrics (ex PPP) 23.38% 15.95%

Credit Risk Management – Select Portfolios

WSFS Financial Corporation

Loan Modifications[1]		
($ in thousands)	$	% of Portfolio
Owner Occupied	$133	0.0%
Total Commercial	**$133**	**0.0%**
Total Consumer	**$9,398**	**0.6%**
Total Loan Modifications	**$9,531**	**0.1%**

- All modified Commercial loans are making payments as of December 31, 2021
- All select portfolios' criticized percentages decreased compared to 3Q 2021

Hotel Portfolio

- $531.1 million or 6.7% of loan portfolio[1]
- 24% Criticized; ~85% of loans include recourse; 100% secured by real estate
- 66% business and 34% leisure

Retail CRE Portfolio

- $672.9 million or 8.5% of loan portfolio[1]
- 2% Criticized; ~75% of loans include recourse
- No outstanding loan balances to indoor shopping malls

Office CRE Portfolio[2]

- $411.1 million or 5.2% of loan portfolio[1]
- 5% Criticized; ~85% of loans include recourse; 100% secured by real estate
- $1.4 million average loan size

Food Services Portfolio

- $171.2 million or 2.2% of loan portfolio[1]
- 18% Criticized; ~95% of loans include recourse; ~60% secured by real estate
- $376 thousand average loan size

Retail Trade Portfolio

- $230.3 million or 2.9% of loan portfolio[1]
- 1% Criticized; ~95% of loans include recourse
- 44% are grocers, food/beverage retailers, drug stores, or home improvement

[1] Portfolio values are net loans excluding PPP as of December 31, 2021
[2] Office CRE portfolio excludes Medical Office CRE

31

32 • Branch Net Promoter Score (NPS) improved to 80.6 in 4Q 2021, which is the highest quarter performance since program inception. Contact Center Net Promotor Score (NPS) improved in 4Q 2021 to 65.0. Surveys are conducted utilizing Medallia • Since COVID-19 pandemic, WSFS supported consistent volumes of total deposit transactions with a significant shift from physical to mobile • Increased digital and remote banking volume demonstrates versatile and adaptable channel strategy, while managing a significant increase in contact center volume due to COVID-19 impact and relief programs Channel Strategy and Digital Adoption 91% 62% 66% 66% 64% 67% 66% 66% 101% 108% 101% 95% 101% 82% 82% 84% 100% 116% 163% 166% 170% 164% 172% 170% 179% 0% 25% 50% 75% 100% 125% 150% 175% 200% 2019 Avg 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Channel Volumes1 Branch Transactions Contact Center Call Handled Mobile Deposits 1 Chart reflects quarterly volume in 2020 and 2021 indexed to average monthly 2019 volume

33 9.83% 10.35% 10.52% 10.72% 9.66% 9.73% 10.82% 11.72% 9.74% 9.82% 10.11% 10.27% 10.44% 4.5% 6.5% 8.5% 10.5% 12.5% 4,000 6,000 8,000 10,000 12,000 14,000 16,000 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Dec 2021 Average Assets (QTD) Tier 1 Leverage Ratio 14.29% 14.36% 13.56% 13.15% 11.93% 12.08%13.37% 14.01% 13.76% 14.46% 15.41% 15.50% 15.91% 9.5% 10.5% 11.5% 12.5% 13.5% 14.5% 15.5% 16.5% 400 600 800 1,000 1,200 1,400 1,600 1,800 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Dec 2021 Total Capital Total Risk Based Capital Ratio 13.04% 13.16% 12.54% 12.35% 11.19% 11.36% 12.69% 13.52% 12.50% 13.20% 14.21% 14.59% 15.11% 7.5% 9.5% 11.5% 13.5% 15.5% 350 550 750 950 1,150 1,350 1,550 1,750 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Dec 2021 Tier 1 Capital Tier 1 Capital Ratio Capital Management - Bank Disciplined capital management providing flexibility to grow & return profits to shareholders Tier 1 Leverage Ratio Common Equity Tier 1 Capital Tier 1 Capital Total Risk-Based Capital M ill io ns M ill io ns M ill io ns M ill io ns 13.04% 13.16% 12.54% 12.35% 11.19% 11.36% 12.69% 13.52% 12.50% 13.20% 14.21% 14.59% 15.11% 4% 6% 8% 10% 12% 14% 16% 350 550 750 950 1,150 1,350 1,550 1,750 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Dec 2021 Common Equity Tier 1 Capital Common Equity Tier 1 Capital Ratio M ill io ns

34Note: 2015 adjusted to reflect 3 for 1 stock split in May 2015 1 As defined in our most recent proxy as of March 12, 2021 (dollars in 000s) 2016 2017 2018 2019 2020 2021 Total Capital Returned $22,061 $21,165 $44,419 $113,780 $179,313 $36,262 Total Shares Repurchased 449,371 255,000 691,742 2,132,390 3,950,855 267,309 $0.21 $0.25 $0.30 $0.42 $0.47 $0.48 $0.52 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 $200,000 2015 2016 2017 2018 2019 2020 2021 An nu al D iv id en ds P ai d pe r S ha re Ca pi ta l R et ur ne d ($ in 0 00 s) Dividends Routine buybacks Incremental buybacks Annual Dividend Per Share Capital Management / Ownership Alignment • Executive management incentive compensation and equity awards aligned with shareholder performance ROA, ROTCE and EPS growth – equally weighted • Insider ownership1 is approximately 2% Board of Directors and Executive Management ownership guidelines in place and followed • No share repurchases in 4Q 2021; suspended until the close of the BMT merger • Expected to resume share repurchases in 1Q 2022 Approximately 9% of common shares outstanding still available for repurchase under the Board authorization approved in 2Q 2020, that allows for the purchase of 15% of outstanding shares • The Board of Directors approved a quarterly cash dividend of $0.13 per share of common stock which will be paid in February 2022

35 1 WSFS IRR model estimates: Static Balance Sheet / Instantaneous Rate Shocks 2 Includes PPP loans • High % of variable/adjustable rate to total loan portfolio: 59% • Approximately half of variable rate loans tied to 30- day LIBOR • Approximately $908 million at their contractual floor • High % core deposits: 93%; high % non-interest bearing and low-interest DDA: 56% • Solid brand and position / strong and diversified low-cost funding across all lines of business • Assumes long-term historical deposit beta of approximately 24% Interest Rate Risk1 at December 31, 2021 WSJ Prime @ 3.25% Balance Sheet Drivers12-Month IRR2 BPs change NII Impact (%) NII Impact ($) -100 (3.8%) ($16.5 million) -50 (2.2%) ($9.7 million) -25 (1.4%) ($6.3 million) Static Base +25 2.0% $8.9 million +50 4.1% $17.8 million +100 8.2% $35.9 million

36 WSFS Mission, Vision, Strategy, and Values

37 Appendix: Non-GAAP Financial Information

38 Non-GAAP Information This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). This presentation may include the following non-GAAP measures: • Adjusted net income (non-GAAP) attributable to WSFS is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of securities gains, realized/unrealized gains on equity investments, net, corporate development and restructuring expenses, and Contribution to WSFS CARES Foundation; • Core noninterest income, also called core fee revenue, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains and realized/unrealized gains on equity investments, net; • Core fee revenue percentage is a non-GAAP measure that divides (i) core fee revenue by (ii) core net revenue (tax-equivalent); • Core net interest income is a non-GAAP measure that adjusts net interest income to exclude the impact of FHLB special dividend; • Core earnings (loss) per share is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) weighted average shares of common stock outstanding for the applicable period; • Core net revenue is a non-GAAP measure that adds (i) core net interest income and (ii) core fee revenue; • Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude corporate development and restructuring expenses, and contribution to WSFS CARES Foundation; • Core efficiency ratio is a non-GAAP measure that divides (i) core noninterest expense by (ii) the sum of core interest income and core fee revenue; • Core return on average assets (ROA) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) average assets for the applicable period; • Tangible common equity is a non-GAAP measure and is defined as total average stockholders’ equity less goodwill, other intangible assets; • Return on average tangible common equity (ROTCE) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity; • Pre-provision net revenue (PPNR) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) (recovery of) provision for credit losses; • Core PPNR is a non-GAAP measure that excludes the impact of securities gains, realized/unrealized gains on equity investments, net, corporate development and restructuring expenses, and Contribution to WSFS CARES Foundation; • PPNR percentage is a non-GAAP measure that divides (i) PPNR (annualized) by (ii) average assets for the applicable period; • Core PPNR percentage is a non-GAAP measure that divides (i) core PPNR (annualized) by (ii) average assets for the applicable period; and • Core return on average equity (ROE) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) average stockholders’ equity for the applicable period

39 Appendix: Non-GAAP Financial Information Three Months Ended Twelve Months Ended (dollars in thousands, except per share data) December 31, 2021 September 30, 2021 December 31, 2020 December 31, 2021 Net interest income (GAAP) $ 108,224 $ 104,491 $ 123,001 $ 433,649 Core net interest income (non-GAAP) $ 108,224 $ 104,491 $ 123,001 $ 433,649 Noninterest income (GAAP) $ 46,027 $ 42,613 $ 46,632 $ 185,480 Less: Securities gains — 2 3,153 331 (Plus)/less: Unrealized (loss) gains on equity investments, net — (120) — 5,141 Plus: Realized loss on sale of equity investment, net — (706) — (706) Core fee revenue (non-GAAP) $ 46,027 $ 43,437 $ 43,479 $ 180,714 Core net revenue (non-GAAP) $ 154,251 $ 147,928 $ 166,480 $ 614,363 Core net revenue (non-GAAP) (tax-equivalent) $ 154,499 $ 148,167 $ 166,756 $ 615,363 Noninterest expense (GAAP) $ 90,419 $ 96,446 $ 93,373 $ 378,516 Less: Loss on debt extinguishment — — — 1,087 Less/(plus): Corporate development expense 4,989 2,049 (242) 11,676 Less: Restructuring expense 1,755 — 510 1,346 Plus: Recovery of legal settlement (15,000) — — (15,000) Less: Contribution to WSFS CARES Foundation — — — 1,000 Core noninterest expense (non-GAAP) $ 98,675 $ 94,397 $ 93,105 $ 378,407 Core efficiency ratio (non-GAAP) 63.9% 63.7% 55.8% 61.5% Core fee revenue as a percentage of total core net revenue (non-GAAP)(tax- equivalent) 29.79% 29.32% 26.07% 29.37%

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)		Three Months Ended December 31, 2021		September 30, 2021		December 31, 2020		Twelve Months Ended December 31, 2021
GAAP net income attributable to WSFS	$	56,287	$	54,406	$	59,813	$	271,442
Plus/(less): Pre-tax adjustments[1]		(8,256)		2,873		(2,885)		(4,657)
(Plus)/less: Tax impact of pre-tax adjustments		1,863		(619)		687		1,764
Adjusted net income (non-GAAP) attributable to WSFS	$	49,894	$	56,660	$	57,615	$	268,549
Net income (GAAP)	$	56,401	$	54,452	$	59,741	$	271,605
Plus: Income tax provision		15,485		17,516		17,455		86,095
Less: Recovery of credit losses		(8,054)		(21,310)		(936)		(117,087)
PPNR (Non-GAAP)		63,832		50,658		76,260		240,613
Plus/(less): Pre-tax adjustments[1]		(8,256)		2,873		(2,885)		(4,657)
Core PPNR (Non-GAAP)	$	55,576	$	53,531	$	73,375	$	235,956
Average Assets	$	15,419,923	$	15,137,572	$	13,752,900	$	14,903,920
PPNR % (Non-GAAP)		1.64%		1.33%		2.21%		1.61%
Core PPNR % (Non-GAAP)		1.43%		1.40%		2.12%		1.58%
GAAP return on average assets (ROA)		1.45%		1.43%		1.73%		1.82%
Plus/(less): Pre-tax adjustments[1]		(0.21)		0.08		(0.08)		(0.03)
(Plus)/less: Tax impact of pre-tax adjustments		0.04		(0.03)		0.02		0.01
Core ROA (non-GAAP)		1.28%		1.48%		1.67%		1.80%
Earnings per share (GAAP)	$	1.18	$	1.14	$	1.20	$	5.69
Plus/(less): Pre-tax adjustments[1]		(0.17)		0.06		(0.06)		(0.10)
(Plus)/less: Tax impact of pre-tax adjustments		0.03		(0.01)		0.02		0.04
Core earnings per share (non-GAAP)	$	1.04	$	1.19	$	1.16	$	5.63

[1] Pre-tax adjustments include securities gains, realized/unrealized gains (losses) on equity investments, corporate development and restructuring expense, loss on debt extinguishment, recovery of legal settlement, and contribution to WSFS CARES Foundation.

40

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2021
Calculation of return on average tangible common equity:				
GAAP net income attributable to WSFS	$ 56,287	$ 54,406	$ 59,813	$ 271,442
Plus: Tax effected amortization of intangible assets	2,063	2,006	2,090	8,069
Net tangible income (non-GAAP)	$ 58,350	$ 56,412	$ 61,903	$ 279,511
Average stockholders' equity of WSFS	$ 1,913,882	$ 1,907,868	$ 1,830,244	$ 1,848,904
Less: average goodwill and intangible assets	548,552	550,923	558,750	552,345
Net average tangible common equity	$ 1,365,330	$ 1,356,945	$ 1,271,494	$ 1,296,559
Return on average common equity (GAAP)	11.67%	11.31%	13.00%	14.68%
Return on average tangible common equity (non-GAAP)	16.96%	16.49%	19.37%	21.56%
Calculation of core return on average tangible common equity:				
Adjusted net income (non-GAAP) attributable to WSFS	$ 49,894	$ 56,660	$ 57,615	$ 268,549
Plus: Tax effected amortization of intangible assets	2,063	2,006	2,090	8,069
Core net tangible income (non-GAAP)	$ 51,957	$ 58,666	$ 59,705	$ 276,618
Net average tangible common equity	$ 1,365,330	$ 1,356,945	$ 1,271,494	$ 1,296,559
Core return on average common equity (non-GAAP)	10.34%	11.78%	12.52%	14.52%
Core return on average tangible common equity (non-GAAP)	15.10%	17.15%	18.68%	21.33%

41

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	For the year ended December 31, 2010	2011	2012	2013
Net Income (GAAP)	$ 14,117	$ 22,677	$ 31,311	$ 46,882
Adj: Plus/less core (after-tax)[1]	420	(2,664)	(11,546)	(4,290)
Adjusted net income (non-GAAP)	$ 14,537	$ 20,013	$ 19,765	$ 42,592
Average Assets	$3,796,166	$ 4,070,896	$ 4,267,358	$ 4,365,389
GAAP ROA	0.37%	0.56%	0.73%	1.07%
Core ROA (non-GAAP)	0.38%	0.49%	0.46%	0.98%

(dollars in thousands, except per share data)	For the year ended December 31, 2014	2015	2016	2017
Net Income (GAAP)	$ 53,757	$ 53,533	$ 64,080	$ 50,244
Adj: Plus/less core (after-tax)[1]	(4,632)	4,407	4,323	32,597
Adjusted net income (non-GAAP)	$ 49,125	$ 57,940	$ 68,403	$ 82,841
Average Assets	$4,598,121	$ 5,074,129	$ 6,042,824	$ 6,820,471
GAAP ROA	1.17%	1.05%	1.06%	0.74%
Core ROA (non-GAAP)	1.07%	1.14%	1.13%	1.21%

(dollars in thousands, except per share data)	For the year ended December 31, 2018	2019	2020	2021
Net Income (GAAP)	$ 134,743	$ 148,809	$ 114,774	**$ 271,442**
Adj: Plus/less core (after-tax)[1]	(20,436)	36,295	(18,126)	**(2,893)**
Adjusted net income (non-GAAP)	$ 114,307	$ 185,104	$ 96,648	**$ 268,549**
Average Assets	$7,014,447	$11,477,856	$13,148,317	**$ 14,903,920**
GAAP ROA	1.92%	1.30%	0.87%	**1.82%**
Core ROA (non-GAAP)	1.63%	1.61%	0.74%	**1.80%**

[1] For details on our core adjustments for full-year 2010 through 2021 refer to each years' respective fourth quarter Earnings Release filed at Exhibit 99.1 on Form 8-K

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Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	For the year ended December 31, 2016	2017	2018	2019	2020	2021
Net interest income (as reported)	$ 193,745	$ 221,271	$ 246,474	$ 444,948	$ 465,955	**$ 433,649**
Adj: Tax-equivalent income	2,970	2,991	1,360	1,215	1,151	**1,000**
Core net interest income[1] (non-GAAP)	$ 196,715	$ 224,262	$ 247,834	$ 446,163	$ 467,106	**$ 434,649**
Average Interest-Earning Assets	$ 5,072,473	$ 5,684,724	$ 6,052,145	$ 10,057,074	$ 11,804,926	**$ 13,443,701**
Net interest margin	3.88%	3.95%	4.09%	4.44%	3.96%	**3.23%**
Core net interest margin (non-GAAP)	3.88%	3.95%	4.09%	4.44%	3.96%	**3.23%**
Noninterest income (as reported)	$ 105,061	$ 124,644	$ 162,541	$ 188,109	$ 201,025	**$ 185,480**
Adj: Securities gains	(2,369)	(1,984)	(21)	(333)	(9,076)	**(331)**
Adj: Realized (gain) loss on sale of equity investment, net	-	-	(3,757)	-	(22,052)	**706**
Adj: Unrealized gain on equity investment, net	-	-	(20,745)	(26,175)	(761)	**(5,141)**
Core fee revenue (non-GAAP)	$ 102,692	$ 122,660	$ 138,018	$ 161,601	$ 169,136	**$ 180,714**
Core net revenue (non-GAAP)	$ 296,437	$ 343,931	$ 384,492	$ 606,549	$ 635,091	**$ 614,363**
Core net revenue (tax-equivalent)(non-GAAP)	$ 299,407	$ 346,922	$ 385,852	$ 607,764	$ 636,242	**$ 615,363**
Core fee revenue % (non-GAAP)	34.6%	35.7%	35.9%	26.6%	26.6%	**29.4%**
Core fee revenue % (non-GAAP)(tax-equivalent)	34.3%	35.4%	35.8%	26.6%	26.6%	**29.4%**

(dollars in thousands, except per share data)	Three Months Ended December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Core fee revenue (non-GAAP)	**$ 46,027**	$ 43,437	$ 43,757	$ 47,493	$ 43,479
PPP fee revenue	**(63)**	(3)	389	2,159	-
Core fee revenue excl. PPP (non-GAAP)	**$ 46,090**	$ 43,440	$ 43,368	$ 45,334	$ 43,479
Core net revenue (non-GAAP)	**$ 154,251**	$ 147,928	$ 150,506	$ 161,678	$ 166,480
PPP income	**608**	2,628	6,135	11,525	10,506
Core net revenue excl. PPP (non-GAAP)	**$ 153,643**	$ 145,300	$ 144,371	$ 150,153	$ 155,974
Core fee revenue as a percentage of core net revenue incl. PPP (non-GAAP)	**29.8%**	29.3%	29.1%	29.4%	26.1%
Core fee revenue as a percentage of core net revenue excl. PPP (non-GAAP)	**30.0%**	29.9%	30.0%	30.2%	27.9%

[1] Completed on a fully tax-equivalent basis

43

44 Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-504-9857 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Chairman, President and CEO 302-571-7296 rlevenson@wsfsbank.com Dominic C. Canuso Chief Financial Officer 302-571-6833 dcanuso@wsfsbank.com